UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Event Reported: March 22, 2010
Tufco Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 22, 2010, Tufco Technologies, Inc. (the “Company”) entered into the First Amended and Restated Credit Agreement effective as of March 15, 2010, (the “Amended Credit Agreement”) among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender (the “Lender”) amending and restating the existing Credit Agreement dated as of May 13, 2009 (the “Existing Credit Agreement”). Pursuant to the Amended Credit Agreement, (i) the maturity of the credit facility has been extended until January 31, 2011, (ii) the amount available for borrowing has been reduced from $10,000,000 under the Existing Agreement to $8,000,000, (iii) the interest rate applicable to the borrowings has been amended to a rate equal to LIBOR plus 2.50%, (iv) the net after tax income covenant has been modified, and (v) the covenant requiring the Company to pledge all of its accounts receivables and inventory through a separate security agreement if it does not meet certain financial covenant levels has been deleted.
     The Credit Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.
ITEM 9.01(d) FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement, as of March 15, 2010.
(remainder of page intentionally left blank; signature on following page.)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: March 24, 2010	By:	/s/ Louis LeCalsey, III
Louis LeCalsey, III
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement dated March 15, 2010.